UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 13, 2021

DULUTH HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37641	39-1564801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Front Street Mount Horeb, Wisconsin 53572
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (608) 424-1544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, No Par Value	DLTH	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 4.01Changes in Registrant’s Certifying Accountant.

(a)(1) On April 13, 2021 (the “Dismissal Date”), Duluth Holdings Inc. (the “Company”) dismissed Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm.  The audit committee of the Company’s board of directors (the “Audit Committee”), based on management’s recommendation, approved the dismissal of Grant Thornton.

The reports of Grant Thornton on the consolidated financial statements of the Company for the fiscal years ended January 31, 2021 and February 2, 2020 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows:

Grant Thornton’s report on the consolidated financial statements of the Company for the fiscal year ended February 2, 2020, contained a separate paragraph stating that “As discussed in Note 3 to the consolidated financial statements, the Company has changed its method of accounting for leases as of February 4, 2019 due to the adoption of Accounting Standards Update No. 2016-02, Leases (Topic 842).”

During the fiscal years ended January 31, 2021 and February 2, 2020, and through the Dismissal Date, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Grant Thornton, would have caused it to make reference thereto in its reports on the financial statements of the Company for such years.

During the fiscal years ended January 31, 2021 and February 2, 2020, and through the Dismissal Date, there were no “reportable events” as defined under Item 304(a)(1)(v) of Regulation S-K, except with respect to the disclosure of a material weakness in internal control over financial reporting.  As discussed in the Company’s Annual Report on Form 10-K for the year ended February 3, 2019, the Company reported a material weakness in internal control over financial reporting.  Specifically, the Company determined that due to the lack of sufficient resources throughout fiscal 2018, the Company did not design and implement effective internal control activities to timely detect and resolve issues resulting from converting to a new order management system, nor did the Company consistently execute certain account reconciliations and analyses timely during fiscal 2018.  To remediate the material weakness, the Company hired additional resources and reallocated existing resources to help ensure proper designing and implementing of effective internal control activities, and further automated and enhanced the reconciliation process controls and procedures to help ensure accounts were reconciled and reviewed timely.  Based on the foregoing, the Company’s management concluded, through testing, that as of the nine months ended November 3, 2019, these controls were operating effectively, as disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended November 3, 2019.

The Company provided Grant Thornton with a copy of the disclosure it is making herein in response to Item 304(a) of Regulation S-K and requested that Grant Thornton furnish the Company with a copy of their letter addressed to the Securities and Exchange Commission (the

“SEC”) pursuant to Item 304(a)(3) of Regulation S-K, stating whether Grant Thornton agrees with the statements made by the Company in this Current Report on Form 8-K in response to Item 304(a) of Regulation S-K.  A copy of Grant Thornton’s letter to the SEC dated April 19, 2021 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

(a)(2) Also on April 13, 2021, the Audit Committee, based on management’s recommendation, approved the selection of KPMG LLP (“KPMG”), effective immediately, as the Company’s new independent registered public accounting firm.  On April 13, 2021, KPMG completed their client acceptance procedures and officially accepted the engagement effective for the Company’s fiscal year ending January 30, 2022.

During the fiscal years ended January 31, 2021 and February 2, 2020, and through April 13, 2021, neither the Company, nor anyone on its behalf, consulted KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the financial statements of the Company and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Grant Thornton LLP dated April 19, 2021 to the Securities and Exchange Commission regarding change in certifying accountant.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DULUTH HOLDINGS INC.

Dated: April 19, 2021	By: /s/ David Loretta
David Loretta Senior Vice President and Chief Financial Officer